DELAWARE ENHANCED GLOBAL DIVIDEND AND INCOME FUND

Registration No. 811-22050
FORM N-SAR
Annual Period Ended November 30, 2014

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.
WS: MFG_Philadelphia: 888748: v1

WS: MFG_Philadelphia: 867442: v2